SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549


                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 19, 1997



                        IONICS, INCORPORATED
       (Exact name of registrant as specified in its charter)



      Massachusetts                1-7211              04-2068530
(State or other jurisdiction    (Commission)         (IRS Employer
    of incorporation)           File Number)      Identification No.)




  65 Grove Street, Watertown, MA                       02172
(Address of principal executive offices)            (ZIP Code)




Registrant's telephone number, including area code   (617) 926-2500












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ITEM 5.  Other Events

        On August 19, 1997, the Board of Directors of Ionics, Incorporated (the "Company") approved the renewal of the Company's existing stockholder rights agreement by adopting a Renewed Rights Agreement between the Company and BankBoston, N.A., as rights agent (the "Renewed Rights Agreement"). Pursuant to the Renewed Rights Agreement, one new right (a "Right") will be issued for each share of common stock, par value $1.00 per share, of the Company (the "Common Stock") (i) outstanding upon the "Expiration Date" as such term is defined in the Company's existing rights agreement dated as of December 22, 1987 between the Company and The First National Bank of Boston (currently known as BankBoston, N.A.) (the "Record Date"); (ii) for each share of Common Stock issued between the Record Date and the Distribution Date (as defined in the Renewed Rights Agreement); and (iii) under certain circumstances thereafter. Each new Right will initially represent the right to purchase from the Company one share of Common Stock, upon the terms and subject to the conditions set forth in the Renewed Rights Agreement. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire on August 19, 2007, subject to extension or earlier redemption.

        The description and terms of the new Rights are set forth in the Renewed Rights Agreement, a copy of which is filed herewith and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits

Exhibits

  1. Form of Renewed Rights Agreement, dated as of August 19, 1997, between the Company and BankBoston N.A.













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                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IONICS, INCORPORATED



Date: August 27, 1997                By:/s/Arthur L. Goldstein
                                        Arthur L. Goldstein
                                        Chairman and
                                        Chief Executive Officer


































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                            EXHIBIT INDEX


                                                              Sequentially
                                                                Numbered
Exhibit No.             Description                               Page

    1.                  Form of Renewed Rights Agreement            5
                        dated as of August 19, 1997
                        between the Company and
                        BankBoston N.A.





































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